Exhibit 99.1

Xponential Fitness, Inc. Appoints Chelsea A. Grayson to Board of Directors

Grayson’s Appointment Establishes the Board’s Independency, Expanding Current Board to Four Members

IRVINE, Calif., October 21, 2021—Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or “the Company”), a curator of leading boutique fitness brands, announced that effective today Chelsea A. Grayson has been appointed to serve as an independent director. Ms. Grayson will also serve on the Company’s Audit Committee.

Mark Grabowski, Chairman of the Board of Xponential Fitness, commented, “We are thrilled to welcome Chelsea to Xponential’s Board of Directors. Chelsea is an experienced public company CEO and board member for global companies. Her current role on the board of Spark Networks, which, similar to that of Xponential, also manages a portfolio of leading brands, should prove especially beneficial. Chelsea will add an important perspective as we continue to execute Xponential’s growth strategies.”

Anthony Geisler, CEO of Xponential Fitness, added, “I am honored to welcome Chelsea to our Board. Chelsea’s deep experience growing leading apparel and retail brands should be exceptionally helpful to Xponential as we work to grow retail and merchandise sales across our network of over 2,000 studios. I look forward to working closely with Chelsea to continue our efforts to make boutique fitness accessible to all.”

Ms. Grayson currently serves as an Executive-in-Residence at Wunderkind (formerly BounceX), a leading marketing technologies provider. Prior to her current role, Ms. Grayson served as CEO of True Religion, Inc., a formerly public denim company based in Los Angeles. Before True Religion, she was the CEO and a member of the Board of Directors at American Apparel Inc., a formerly public, vertically integrated apparel manufacturer also based in Los Angeles, which Ms. Grayson ultimately helped to successfully sell to Gildan Activewear Inc. Ms. Grayson began her career in the legal space and was a partner in the M&A practice for Jones Day, where she ran the firm’s M&A practice for the California region.

Ms. Grayson currently serves on several other boards of directors, including that of Spark Networks, Goodness Growth Holdings and iHerb, and is Chairperson of the Board of Directors of Lapmaster Group Holdings. She is a member of the UCLA Board of Visitors in the English Department and a Board Leadership Fellow with the National Association of Corporate Directors. Ms. Greyson received her JD from Loyola Law School and a BA from the University of California, Los Angeles.

About Xponential Fitness, Inc.

Founded in 2017 and headquartered in Irvine, California, Xponential Fitness, Inc. (NYSE: XPOF) is a curator of leading boutique fitness brands across multiple verticals. Through its mission to make boutique fitness accessible to everyone, the Company has built and curated a diversified platform of ten boutique fitness brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential Fitness offers energetic, accessible, and personalized workout experiences led by highly-qualified instructors in studio locations across the 48 U.S. states and Canada, and through master franchise or international expansion agreements in 10 additional countries as of October 13, 2021. Xponential Fitness’ portfolio of brands includes Club Pilates, the nation’s largest Pilates brand; CycleBar, the nation’s largest indoor cycling brand; StretchLab, a concept offering one-on-one and group stretching services; Row House, a high-energy, low-impact indoor rowing workout; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest franchised yoga brand; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements; STRIDE, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and Body Fit Training, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, but are not limited to, statement relating to the execution of the Company’s growth strategies. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and franchisees; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international market; and loss or reputation and brand awareness; and other risks as described in the filings of Xponential with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Kimberly Esterkin

Addo Investor Relations

investor@xponential.com

(310) 829-5400

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